SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  June 10, 2010

SINO CLEAN ENERGY INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51753	75-2882833
(Commission File Number)	(IRS Employer Identification No.)

Room 1605, Suite B, Zhengxin Building No. 5, Gaoxin 1st Road, Gaoxin District Xi’an, Shaanxi Province, People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(86-29) 8209-1099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 11, 2010, the Registrant’s subsidiary, Shaanxi Suo'ang New Energy Enterprise Co., Ltd. (“Suo’ang New Energy”), entered into an Exclusivity Supplemental Agreement with Qingdao Haizhong Enterprises Co., Ltd. (“Qingdao Haizhong”), a coal-water slurry fuel boiler (“CWSF Boiler”) manufacturer in China (“Qingdao Exclusivity Agreement”).  The Qingdao Exclusivity Agreement supplemented the CWSF Boiler Sales Agency Agreement, dated as of February 11, 2008 (“Original Agency Agreement”), pursuant to which Suo’ang New Energy agreed to act as the distributor for Haizhong brand CWSF Boiler in Shaanxi Province.  The Qingdao Exclusivity Agreement provides that Suo’ang New Energy would be the exclusive sales agent and distributor of the Haizhong brand CWSF Boilers in Xi’an and Tongchuan, in Shaanxi Province.  During the term of the agreement, Qingdao Haizhong may not transfer its agency right for the “Haizhong” brand CWSF Boiler or enter into any sales agency agreements with any other third party. In addition, Suo’ang New Energy cannot represent or promote other similar CWSF Boiler products.

On June 11, 2010, the Registrant’s subsidiary, Shenyang Suo’ang Energy Co., Ltd. (“Shenyang Energy”), entered into an Exclusivity Supplemental Agreement with  Shenyang Haizhong Heat Resource Co., Ltd. (“Haizhong Heat Resource”), a third-party municipal heat supplier (“Haizhong Exclusivity Agreement”).  The Haizhong Exclusivity Agreement supplemented the CWSF Product Purchase Contract dated as of October 28, 2009 (“Original Product Agreement”), pursuant to which Shenyang Energy agreed to supply CWSF products to Haizhong Heat Resource for residential and commercial heating in Shenyang.  The Haizhong Exclusivity Agreement provides that Shenyang Energy would be the exclusive supplier of CWSF products to Haizhong Heat Resource during the three year term of the Original Product Agreement.

Copies of Qingdao Exclusivity Agreement and Haizhong Exclusivity Agreement are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K. Exhibits 10.1 and 10.2 are English translations of Qingdao Exclusivity Agreement and Haizhong Exclusivity Agreement which are in the Chinese language.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2010, the Registrant entered into an Employment Agreement (“Employment Agreement”) with Mr. Baowen Ren, who has been serving as the Company’s Chief Executive Officer and the Chairman of the board of directors since October 2006.

Pursuant to the terms of the Employment Agreement, Mr. Ren is entitled to an annualized compensation of RMB120,000 and is entitled to reimbursement of reasonable business expenses incurred in connection with his employment. The term of the Employment Agreement is for one year and the Company may terminate the Employment Agreement for cause or if Mr. Ren becomes disabled or dies. The Employment Agreement may also be terminated by the Company or Mr. Ren upon 30-day written notice.

The Employment Agreement contains certain restrictive covenants that are applicable during Mr. Ren’s employment and thereafter preventing competition with the Company and disclosure of the Company’s confidential information. During Mr. Ren’s employment and for five (5) years immediately following the termination of his Employment Agreement, Mr. Ren shall not disclose or reveal to any person, firm or corporation other than in connection with the business of the Company and its subsidiaries any confidential information used or useable by the Company or any of its subsidiaries. In addition, during Mr. Ren’s employment and for a period of two (2) years immediately following the termination of his Employment Agreement with the Company, Mr. Ren shall not compete, or participate as a shareholder, director, officer, partner (limited or general), trustee, holder of a beneficial interest, executive, agent of or representative in any business competing directly with the Company without the prior written consent of the Company, which may be withheld in the Company’s sole discretion. A copy of the Employment Agreement is attached hereto as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

10.1	Exclusivity Supplemental Agreement by and between Qingdao Haizhong Enterprises Co. Ltd. and Shaanxi Suo'ang New Energy Enterprise Co., Ltd., dated as of June 11, 2010*

10.2	Exclusivity Supplemental Agreement by and between Shenyang Suo’ang Energy Co., Ltd. and Shenyang Haizhong Heat Resource Co., Ltd., dated as of June 11, 2010*

10.3	Employment Agreement by and between the Company and Mr. Baowen Ren, dated as of June 10, 2010.

* English Translation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Clean Energy Inc. By: /s/ Baowen Ren Name: Baowen Ren Title: Chief Executive Officer

Dated: June 16, 2010

Exhibit Index

Exhibit No.	Description

10.1	Exclusivity Supplemental Agreement by and between Qingdao Haizhong Enterprises Co. Ltd. and Shaanxi Suo'ang New Energy Enterprise Co., Ltd., dated as of June 11, 2010*

10.2	Exclusivity Supplemental Agreement by and between Shenyang Suo’ang Energy Co., Ltd. and Shenyang Haizhong Heat Resource Co., Ltd., dated as of June 11, 2010*

10.3	Employment Agreement by and between the Company and Mr. Baowen Ren, dated as of June 10, 2010.

* English Translation.